Exhibit 10.1

Execution Version

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 22, 2016 (this “Amendment”), among 21st Century Fox America, Inc., a Delaware corporation (the “Borrower”), Twenty-First Century Fox, Inc., a Delaware corporation (the “Parent Guarantor”) and the Lenders under the Credit Agreement (each as defined below) party hereto amends the Amended and Restated Credit Agreement, dated as of May 21, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including all Schedules and Exhibits thereto, the “Credit Agreement”) by and among, inter alios, the Borrower, the Parent Guarantor, the lenders party thereto from time to time (hereinafter collectively referred to as the “Lenders”), the issuing banks party thereto from time to time (hereinafter collectively referred to as the “Issuing Banks”), JPMorgan Chase Bank, N.A. (“JPMCB”) and Citibank, N.A., as co-administrative agents, and JPMCB, as designated agent (the “Designated Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has appointed each of JPMorgan Chase Bank, N.A., Deutsche Bank Securities Inc. and Goldman Sachs Bank USA to act as joint lead arranger and joint bookrunner with respect to the Amendment (each an “Amendment Arranger” and, collectively, the “Amendment Arrangers”) and each Amendment Arranger has agreed to act in such roles; and

WHEREAS, the Borrower, the Parent Guarantor and the Lenders party hereto constituting the Required Lenders wish to amend the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing recital, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Parent Guarantor and the Lenders party hereto hereby agree as follows:

Section 1. Defined Terms. All capitalized terms used but not defined in this Amendment shall have the respective meanings specified in the Credit Agreement.

Section 2. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the following amendments shall be made to the Credit Agreement:

(a) Amended Definitions. The below definitions as set forth in Section 1.01 of the Credit Agreement are amended as follows:

(i) The definition of “Adjusted Operating Income” is amended and restated in its entirety as follows:

““Adjusted Operating Income” of any Person means, for any period, without duplication, Consolidated operating income, plus Consolidated depreciation expense, plus Consolidated amortization expense, plus amortization of cable distribution investments, plus all Cash Dividends received by such Person other than from Subsidiaries, plus, to the extent included in operating income, any non-cash impairments or write-offs of depreciable or amortizable assets relating to property, plant, equipment or intangible assets or impairments or write-offs of goodwill, plus equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or retention charges (including charges or expenses in respect of incentive plans), plus restructuring and impairment charges or reserves and any restructuring and impairment costs (including recruiting costs, employee severance, contract termination and management and employee transition costs), provided that cash restructuring and impairment charges and cash restructuring and impairment costs added back pursuant this definition shall not exceed US$750,000,000 in an aggregate amount for any such period; provided, further, that any non-cash charges and/or costs which become cash charges and/or costs during any period shall also be included in the calculation of such aggregate amount for any such period, plus Transaction Costs, in each case, as determined in accordance with GAAP for such period. For purposes of calculating Adjusted Operating Income for any Rolling Period in connection with the determination of compliance with Section 5.03, if during such Rolling Period any member of the Reporting Group shall have made a Material Acquisition or a Material Disposition, Adjusted Operating Income for such Rolling Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition or Material Disposition occurred on the first day of such Rolling Period.”

(ii) The definition of “Cash Equivalents” is amended and restated in its entirety as follows:

““Cash Equivalents” means any of the following, so long as they are owned free and clear of all Liens and have a maturity of not greater than two years from the date of issuance thereof: (a) readily marketable direct obligations of the United States, the United Kingdom or Australia or, in each case, any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States or unconditionally guaranteed by the government of the United Kingdom or Australia, (b) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an investment grade rating from either Moody’s or S&P, (c) repurchase agreements with respect to obligations of the type referred to in clause (a) above with any securities dealers that are fully collateralized by such obligations, (d) certificates of deposit, bankers’ acceptances, variable-rate issuances, time deposits or eurocurrency deposits with any commercial bank that has a combined capital and surplus of at least US$1,000,000,000 or its equivalent in other currencies, (e) commercial paper that is rated at least P-1 (or the equivalent grade) by Moody’s or A-1 (or the equivalent grade) by S&P, (f) marketable short-term securities rated at least P-2 (or the equivalent grade) by Moody’s or A-2 (or the equivalent grade) by S&P, (g) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least Aaa (or the equivalent grade) by Moody’s or AAA (or the equivalent grade) by S&P and (iii) have portfolio assets of at least US$5,000,000,000, (h) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt is rated at least Aa2 (or the equivalent grade) by Moody’s or AA (or the equivalent grade) by S&P, (i) auction-rate securities or similar securities that are rated at least Aa2 (or the equivalent grade) by Moody’s or AA (or the equivalent grade) by S&P with a maximum holding period of 90 days, for which the reset date will be used to determine the potential maturity date, (j) Debt issued by Persons with a rating of at least Aa2 (or the equivalent grade) by Moody’s or AA (or the equivalent grade) by S&P, (k) asset-backed securities that are rated at least Aa2 (or the equivalent grade) by Moody’s or AA (or the equivalent grade) by S&P and (l) other investments that qualify as “cash equivalents” as defined in GAAP.”

(iii) The definition of “Change of Control” is amended to add an “(a)” between “means” and “(i)” and the following as a new clause (b) at the end thereof “or (b) the Borrower shall cease to be a Subsidiary of the Parent Guarantor.”

(iv) The definition of “Compliance Certificate” is amended to replace the words “deputy chief financial officer” with “executive vice president, finance”.

(v) The definition of “Defaulting Lender” is amended to replace clause (d)(i) thereof with the following:

“(i) become the subject of a proceeding under any debtor relief law or a Bail-In Action, or”

(vi) The definition of “ERISA Event” is amended to replace clause (a) thereof with the following:

“(a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC;”

(vii) The definition of “Investment Preferred Stock” is amended by replacing the reference to “US$345,000,000” with “US$450,000,000”.

(viii) The definition of “Multiple Employer Plan” is amended to replace the words “Section 4001(a)(5) of ERISA” with “Section 4001(a)(15) of ERISA”.

(ix) The definition of “Responsible Officer” is amended to replace the words “deputy chief financial officer” with “executive vice president, finance”.

(b) Additional Definitions. The following definitions shall be inserted in alphabetical order in Section 1.01 of the Credit Agreement:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bridge Credit Agreement” means that certain Bridge Credit Agreement, dated as of December 15, 2016, by and among, inter alios, the Borrower, the Parent Guarantor, the lenders party thereto from time to time, J.P. Morgan Europe Limited, Goldman Sachs Bank USA and Deutsche Bank AG Cayman Islands Branch, as co-administrative agents, and J.P. Morgan Europe Limited, as designated agent for such lenders.

“City Code” means the City Code on Takeovers and Mergers.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Escrow Account” means any account established for the purpose of depositing funds prior to their being applied towards the Target Acquisition.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Long Stop Date” means October 15, 2018.

“Mandatory Cancelation Event” has the meaning specified in Bridge Credit Agreement.

“Scheme” means a scheme of arrangement under Part 26 of the Companies Act 2006 between Target and the registered holders of any Target Shares which are subject to the Scheme in accordance with its terms pursuant to which the Parent Guarantor, the Borrower or any applicable Subsidiary thereof will become the holder of all of the Target Shares which are subject to the Scheme.

“Takeover Offer” means an offer by the Parent Guarantor, the Borrower or any applicable Subsidiary thereof in accordance with the City Code to acquire all of the Target Shares not already held by it at the date of the offer (within the meaning of Section 975 of the Companies Act 2006).

“Target” means Sky plc, incorporated in England and Wales with registered number 02247735.

“Target Acquisition” means the acquisition by the Parent Guarantor, the Borrower or any applicable Subsidiary thereof of all the outstanding equity interests of the Target which are subject to the Scheme or Takeover Offer (as the case may be), which acquisition will be effected pursuant to a Scheme or a Takeover Offer.

“Target Acquisition Closing Date” means the Closing Date (as defined in the Bridge Credit Agreement).

“Target Group” means the Target and its Subsidiaries.

“Target Shares” means all of the issued and to be issued ordinary share capital of the Target at the date of the offer.

“Transaction Costs” means all fees, costs and expenses incurred or payable by the Parent Guarantor, the Borrower or any applicable Subsidiary thereof in connection with the Transactions to be consummated on the Effective Date and Closing Date (in each case as defined in the Bridge Credit Agreement).

“Transactions” means, collectively, (a) the execution, delivery and performance by each Loan Party of the Loan Documents (as defined in the Bridge Credit Agreement) (including the Bridge Credit Agreement) to which it is to be a party, (b) the consummation of the Target Acquisition and (c) the payment of the Transaction Costs.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(c) Amended Sections.

(i) Clause (a) of Section 2.14 of the Credit Agreement is amended and restated in its entirety as follows:

“(a) Any and all payments by the Borrower or the Parent Guarantor to or for the account of any Lender or the Designated Agent hereunder or under the Notes or any other documents to be delivered hereunder shall be made, in accordance with Section 2.13 or the applicable provisions of such other documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including back-up withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties with respect thereto (“Taxes”), unless otherwise required by applicable law. “Excluded Taxes” means in the case of each Lender and the Designated Agent (i) Taxes imposed on or measured by its net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (A) imposed by the jurisdiction under the laws of which such Lender or the Designated Agent (as the case may be) is organized or has its principal office or Applicable Lending Office or any political subdivision thereof or (B) that are Other Connection Taxes; (ii) in the case of a Lender, any United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to law in effect on the date on which such Lender became a Lender hereunder (except to the extent such Taxes were not considered Excluded Taxes with respect to such Lender’s immediate assignor) or such Lender changes its lending office (except to the extent such Taxes were payable to such Lender immediately before it changed its lending office); (iii) Taxes attributable to the recipient’s failure to comply with Section 2.14(e); and (iv) any Tax imposed under FATCA. If the Borrower or Designated Agent shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any Note or any other documents to be delivered hereunder to any Lender or the Designated Agent, (i) to the extent the Tax is not an Excluded Tax, the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Designated Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or Designated Agent, as applicable, shall make such deductions or withholdings and (iii) the Borrower or Designated Agent, as applicable shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.”

(ii) Clause (b) of Section 2.14 of the Credit Agreement is amended to insert the word “similar” immediately prior to the words “excise or property taxes”.

(iii) Clause (c) of Section 2.14 of the Credit Agreement is amended to replace the words “liability (including penalties, interest and expenses)” with the words “reasonable expenses”.

(iv) Clause (d) of Section 2.14 of the Credit Agreement is amended to insert the words “by the Borrower to a governmental authority pursuant to this Section 2.14” immediately after the words “Within 30 days after the date of any payment of Taxes”.

(v) The first sentence of clause (e)(i) of Section 2.14 is amended and restated in its entirety as follows:

“(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made hereunder or under the Notes shall deliver to the Borrower and the Designated Agent, at the time or times reasonably requested by the Borrower or the Designated Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Designated Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Designated Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Designated Agent as will enable the Borrower or the Designated Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Assumption pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower or the Designated Agent (but only so long as such Lender remains lawfully able to do so), shall provide each of the Designated Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8IMY or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes.”

(vi) Clause (iii) of Section 2.14(e) of the Credit Agreement is amended and restated in its entirety as follows:

“Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Internal Revenue Code), on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assumption Agreement or the Assignment and Assumption pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower or the Designated Agent (but only so long as such Lender remains lawfully able to do so), shall provide each of the Designated Agent and the Borrower with two original Internal Revenue Service Forms W-9, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from United States federal backup withholding tax.”

(vii) Clause (h) of Section 5.01 of the Credit Agreement is amended to delete the “and” before clause (viii), renumber existing clause (viii) as clause (ix) and add the following as a new clause (viii):

“(viii) the Transactions (and any agreement entered into in furtherance of the Transactions, including, without limitation, any cooperation agreement) and”

(viii) Section 5.01(i) of the Credit Agreement is amended to replace each reference to “deputy chief financial officer” with a reference to “executive vice president, finance”.

(ix) Clause (iv) of Section 5.02(e) of the Credit Agreement is amended by replacing the reference to “$1,250,000,000” with “US$2,000,000,000”.

(x) Clause (v) of Section 5.02(e) of the Credit Agreement is amended by replacing the reference to “$1,000,000,000” with “US$1,250,000,000”.

(xi) Section 5.02 of the Credit Agreement is amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary set forth above, if any Indebtedness is denominated in a foreign currency, no fluctuation in currency values shall result in a breach of this Section 5.02(e).”

(xii) Section 5.03 of the Credit Agreement is amended by replacing the reference to “4.5” with “(x) 5.0 to 1.0 for any period ending on or prior to the later of (i) the date that is eighteen months after the Target Acquisition Closing Date and (ii) December 31, 2018 and (y) 4.5 to 1.0 thereafter; provided, that such modification shall only apply if the Target Acquisition Closing Date has occurred at the time of such determination.”

(xiii) Section 5.03 of the Credit Agreement is amended by adding the following paragraph at the end thereof:

“Notwithstanding anything to the contrary in this Agreement, until the earlier of (x) the date on which the Target Acquisition is completed and (y) the date that is 120 days after the Long Stop Date (or 120 days after the first occurrence of a Mandatory Cancellation Event, if earlier), any Debt incurred by the Borrower the proceeds of which are to be used to finance the Target Acquisition but have not yet been applied to pay consideration for the Target Acquisition shall be disregarded for purposes of determining compliance with this Section 5.03 to the extent that, and so long as, the proceeds of such Debt are either held in escrow on customary terms or are held by the Borrower in an account at the Designated Agent or a Lender as unrestricted cash or Cash Equivalents.”

(xiv) Clause (e) of Section 6.01 of the Credit Agreement is amended by replacing the reference to “US$250,000,000” with “US$400,000,000” and replacing the “; or” at the end thereof with the following:

“it being understood and agreed that notwithstanding the foregoing, the delivery of a notice of prepayment by one or more lenders under the existing Debt of the Target or the Target Group as a result of the occurrence of the Transactions will not result in an Event of Default under this clause (e); provided, that this clause (e) will apply to the extent there is a failure to make any such prepayment when the same becomes due and payable; or”

(xv) Clause (g) of Section 6.01 of the Credit Agreement is amended by replacing the reference to “US$250,000,000” with “US$400,000,000”.

(xvi) The penultimate paragraph of Article VIII of the Credit Agreement is amended by inserting “, any Arranger” after each instance of “the Designated Agent” thereof.

(xvii) Section 9.01 of the Credit Agreement is amended to add the following sentence at the end thereof:

“Notwithstanding the foregoing, the Designated Agent and the Borrower may amend any Loan Document to correct any errors, mistakes, omissions, defects or inconsistencies, or to effect administrative changes that are not adverse to any Lender, and such amendment shall become effective without any further consent of any other party to such Loan Document other than the Designated Agent and the Borrower.”

(xviii) Clause (a)(B) of Section 9.04 of the Credit Agreement is amended by replacing it in its entirety with the following:

“the reasonable and documented out-of-pocket fees and expenses of one primary counsel for the Designated Agent and the Arrangers with respect thereto and with respect to advising the Designated Agent and the Arrangers as to their rights and responsibilities under this Agreement.”

(xix) Clause (b) of Section 9.04 of the Credit Agreement is amended to (i) insert “, the Arrangers” immediately following “The Borrower agrees to indemnify and hold harmless the Designated Agent” thereof, (ii) insert “, any Arranger” immediately after “The Borrower also agrees not to assert any claim for special, indirect, inconsequential or punitive damages against the Designated Agent” thereof and (iii) add the following sentence at the end thereof:

“This Section 9.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.”

(xx) Section 9.08 of the Credit Agreement is amended to delete the “and” before clause (viii), renumber existing clause (viii) as clause (x) and add the following as new clauses (viii) and (ix):

“(viii) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any information relating to Loan Parties and their Subsidiaries received by it from the Designated Agent or any such Lender), (ix) to the CUSIP Service Bureau or any similar organization and”

(xxi) Section 9.08 of the Credit Agreement is further amended to add the following sentence at the end thereof:

“Each of the Designated Agent and the Lenders acknowledges that (a) the Borrower Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information, (c) it will handle such material non-public information in accordance with applicable laws, including United States federal and state securities laws and (d) that some or all of the Borrower Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including, the Takeover Code, any securities law relating to insider dealing and market abuse, and accordingly, each of the Designated Agent and the Lenders shall not use any information for any unlawful purpose.”

(a) Added Sections.

(i) The following Section 1.04 is inserted immediately following Section 1.03 of the Credit Agreement as a new Section 1.04:

“Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all governmental authorities. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendment and restatements, extensions, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, consolidated, replaced, interpreted, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any governmental authority, any other governmental authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.”

(ii) The following Section 9.19 is inserted immediately following Section 9.18 of the Credit Agreement as a new Section 9.19:

“9.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

Section 3. Conditions to Effectiveness. This Amendment shall become effective on the date on which each of the following conditions is satisfied (the “First Amendment Effective Date”):

(a) Executed Amendment. The Designated Agent shall have received one or more counterparts of this Amendment duly executed by each Loan Party and the Lenders constituting Required Lenders.

(b) Expenses. The Designated Agent shall have received payment of all expenses then due and payable to the Designated Agent pursuant to the Credit Agreement (including all reasonable attorney costs of the Designated Agent), subject to the Borrower receiving an invoice with respect thereto.

Section 4. Representations and Warranties. To induce the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Designated Agent and Lenders that, as of the First Amendment Effective Date:

(a) The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party’s Constitutive Documents, (ii) violate any material applicable law or contractual restriction binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

(b) All authorizations or approvals and other actions by, and all notices to and filings with, any governmental authority or regulatory body or any other third party that are required to be obtained or made by the Loan Parties for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment.

(c) This Amendment has been duly executed and delivered by each Loan Party party hereto. This Amendment is the legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with its terms.

(d) Immediately prior to and after giving effect to the terms, conditions, and provisions of this Amendment, no Default or Event of Default exists.

(e) The representations and warranties contained in Section 4.01 of the Credit Agreement are true and correct in all material respects (except for representations and warranties qualified as to materiality and Material Adverse Effect, which shall be true and correct in all respects) on and as of such date, before and after giving effect to this Amendment, as though made on and as of the First Amendment Effective Date (except to the extent any such representation or warranty specifically relates to an earlier date in which case such representation and warranty shall be accurate in all material respects as of such earlier date).

Section 5. Miscellaneous.

(a) Confirmation of Loan Documents. Each Loan Party hereby covenants and agrees that, except as expressly amended and/or modified by this Amendment, all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Each Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, are reaffirmed, and remain in full force and effect. After giving effect to this Amendment, each Loan Party reaffirms its guaranty of the Guaranteed Obligation, which Guaranteed Obligations shall continue in full force and effect during the term of the Credit Agreement (after giving effect to this Amendment), in each case, on and subject to the terms and conditions set forth in the Credit Agreement (as amended by this Amendment) and the other Loan Documents. The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby. On and after the date hereof, this Amendment shall for all purposes constitute a “Loan Document”.

(b) Limitation of this Amendment. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written. Except as otherwise set forth herein, nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Credit Agreement, or any waiver of the terms, conditions, or provisions of the Credit Agreement and/or any of the other Loan Documents and do not constitute a release, termination or waiver of any of the rights and/or remedies granted to the Lenders and/or the Designated Agent under the Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean and refer to the Credit Agreement as amended hereby.

(c) Captions. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(d) Successors and Assigns. This Amendment shall be binding upon and shall inure to the sole benefit of the Borrower, the Parent Guarantor, the Designated Agent and the Lenders and their respective successors and assigns.

(e) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(f) Miscellaneous. This Amendment shall be subject to the following Sections of the Credit Agreement, as if set forth herein in their entirety: Sections 9.08, 9.09, 9.10, 9.11, 9.17 and 9.18.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

21ST CENTURY FOX AMERICA, INC.,
as Borrower

By:
Name:
Title:

TWENTY-FIRST CENTURY FOX, INC.,
as Parent Guarantor

By:
Name:
Title:

Signature Page to First Amendment

JPMORGAN CHASE BANK, N.A.,
as Designated Agent and a Lender

By:
Name:
Title:

Signature Page to First Amendment

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:
Name:
Title:

Signature Page to First Amendment

GOLDMAN SACHS BANK USA,
as a Lender

By:
Name:
Title:

Signature Page to First Amendment

BANK OF AMERICA, N.A.,
as a Lender

By:
Name:
Title:

Signature Page to First Amendment

CITIBANK, N.A.,
as a Lender

By:
Name:
Title:

Signature Page to First Amendment